UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 20, 2020

CATALYST PHARMACEUTICALS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-33057	76-0837053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 Alhambra Circle Suite 1250 Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 420-3200

Not Applicable

Former Name or Former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Exchange on Which Registered	Ticker Symbol
Common Stock, par value $0.001 per share	NASDAQ Capital Market	CPRX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Company’s 2020 Annual Meeting of Stockholders held on August 20, 2020, Patrick J. McEnany, Charles B. O’Keeffe, David S. Tierney, Richard J. Daly and Donald A. Denkhaus were elected to the Company’s Board of Directors to serve until the 2021 Annual Meeting of Stockholders or until their successor is duly elected and qualified, or until their earlier death, resignation or removal.

Director Philip H. Coelho failed to receive a sufficient number of votes for re-election to the Board of Directors. See Item 5.07 below. Pursuant to the Company’s Bylaws, as amended, Mr. Coelho has tendered his resignation as a member of the Board of Directors, effective upon the determination of the Board of Directors whether to accept or reject such resignation. The Nominating and Corporate Governance Committee of the Board of Directors, without the participation of Mr. Coelho, will review the matter and make a recommendation to the full Board of Directors, who will, without the participation of Mr. Coelho, determine whether to accept or reject the resignation. The Company will announce the decision and the reasons therefor in a Current Report on Form 8-K on or before November 18, 2020, the date which is ninety (90) days from the date of the Annual Meeting.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 15, 2020, the Company’s Board of Directors approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 150,000,000 shares to 200,000,000 shares, (the “Amendment”,) subject to stockholder approval at the Company’s 2020 Annual Meeting of Stockholders to be held on August 20, 2020. On August 20, 2020, the Company’s stockholders approved the Amendment. See Item 5.07 below. The Amendment became effective upon filing with the Delaware Secretary of State on August 21, 2020.

Item 5.07	Submission of Matters to a Vote of Security Holders

On August 20, 2020, the Company held its Annual Meeting of Stockholders via teleconference. The final voting results on the matters considered at the meeting are as follows:

1.    Election of Directors:

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Patrick J. McEnany	57,384,538	910,194	149,137	24,830,898
Philip H. Coelho	27,175,126	31,097,699	171,044	24,830,898
Charles B. O’Keeffe	46,539,770	11,734,656	169,443	24,830,898
David S. Tierney	47,623,830	10,658,098	161,941	24,830,898
Donald A. Denkhaus	54,640,397	3,638,870	164,602	24,830,898
Richard J. Daly	50,519,972	7,757,867	166,030	24,830,898

2.    Approval of an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of common stock from 150,000,000 shares to 200,000,000 shares:

Votes For	Votes Against	Votes Abstained
71,761,667	10,836,575	676,525

3.    Approval of an amendment to the Company’s 2018 Stock Incentive Plan increasing the number of shares authorized under the plan by 2,500,000 shares (from 7,500,000 shares to 10,000,000 shares):

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
54,281,809	4,003,769	158,291	24,830,898

4.    Ratification of an extension of the Company’s Stockholders’ Rights Plan until September 20, 2022:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
20,111,888	38,049,293	282,688	24,830,898

5.    Approval, on an advisory basis, of 2018 compensation of our named executive officers

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
56,150,772	1,880,451	412,646	24,830,898

6.    Ratification of the selection of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020:

Votes For	Votes Against	Votes Abstained
81,613,169	1,253,770	407,828

Item 8.01	Other Events

As a result of the failure of the Company’s stockholders to ratify the extension of the Company’s Stockholder’s Rights Plan until September 22, 2022 on an advisory basis (See Item 5.07 above), the Board of Directors will discuss the matter and determine how to act upon the vote of its stockholders. The results of that discussion will be announced in a future Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

3.1	Amendment to Certificate of Incorporation

4.1	Amendment No. 2 to Rights Agreement, dated as of August 28, 2019, between the Company and Continental Stock Transfer and Trust Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated August 28, 2019)

10.1	Amendment No. 1 to 2018 Stock Incentive Plan (incorporated by reference to Annex B to the Company’s Definitive Proxy Statement dated July 6, 2020)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceuticals, Inc.

By:	/s/ Alicia Grande
Alicia Grande
Vice President, Treasurer and CFO

Dated: August 21, 2020

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